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                                                              Exhibit 99.77Q1(a)


                         MANUFACTURERS INVESTMENT TRUST




                          Establishment and Designation
              of Additional Series of Shares of Beneficial Interest
                           ($0.01 par value per share)





         The undersigned, being a majority of the Trustees of Manufacturers Investment Trust (the "Trust"), acting pursuant to Section 4.1(a) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby redesignate the Series of Shares set forth below, such Series to continue to have the relative rights and preferences described in
Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.


         "Mid Cap Growth" redesignated as "All Cap Growth".
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         In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 1st day of May, 2000.


/s/ Don B. Allen                                     /s/ Charles L. Bardelis
----------------                                     -----------------------
Don B. Allen                                         Charles L. Bardelis


/s/ John D. DesPrez, III                             /s/ Samuel Hoar
------------------------                             ---------------
John D. DesPrez, III                                 Samuel Hoar


/s/ John D. Richardson                               /s/ F. David Rolwing
----------------------                               ---------------------
John D. Richardson                                   F. David Rolwing


The Agreement and Declaration of Trust of the Trust, September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.
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                         MANUFACTURERS INVESTMENT TRUST


                          Establishment and Designation
              of Additional Series of Shares of Beneficial Interest
                           ($0.01 par value per share)



         The undersigned, being a majority of the Trustees of Manufacturers Investment Trust (the "Trust"), acting pursuant to Section 4.1(a) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby establish and designate the following new Series of Shares (as defined in the Declaration of Trust), such Series of Shares to have the following special and relative rights:

1.       The new Series of Shares shall be designated:

         1.   "Dynamic Growth"
         2.   "Internet Technologies"
         3.   "Tactical Allocation"
         4.   "Mid Cap Index"
         5.   "Small Cap Index"
         6.   "Total Stock Market Index"
         7.   "International Index"
         8.   "500 Index"

2. The new Series of Shares shall have the relative rights and preferences described in Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.
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         In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 1st day of May, 2000.


/s/ Don B. Allen                               /s/ John D. Richardson
----------------                               ----------------------
Don B. Allen                                   John D. Richardson


/s/ Charles L. Bardelis                        /s/ F. David Rolwing
-----------------------                        --------------------
Charles L. Bardelis                            F. David Rolwing


/s/ Samuel Hoar                                /s/ John D. DesPrez
---------------                                -------------------
Samuel Hoar                                    John D. DesPrez, III


The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.